UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): March 13, 2013

SANDRIDGE ENERGY, INC.

(Exact name of registrant as specified in its charter)

Delaware	I-33784	20-8084793
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

123 Robert S. Kerr Avenue
Oklahoma City, Oklahoma		73102
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (405) 429-5500

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Settlement Agreement with the TPG Axon Group

On March 13, 2013, SandRidge Energy, Inc. (the “Company” or “SandRidge”) entered into an agreement (the “Settlement Agreement”) with TPG-Axon Partners, LP, TPG-Axon Management LP, TPG-Axon Partners GP, L.P., TPG-Axon GP, LLC, TPG-Axon International, L.P., TPG-Axon International GP, LLC and Dinakar Singh LLC (collectively, the “TPG-Axon Group”). The Company entered into the Settlement Agreement for the purposes of terminating the ongoing consent solicitation (the “TPG-Axon Consent Solicitation”) and the pending proxy contest at the Company’s 2013 annual meeting of stockholders (the “2013 Annual Meeting”), and effecting an orderly change in the composition of the Company’s Board of Directors (the “Board”). Pursuant to the Settlement Agreement, the size of the Board was increased from seven to eleven directors, and the Board will, no later than March 14, 2013, appoint Stephen C. Beasley, Edward W. Moneypenny, Alan J. Weber and Dan A. Westbrook, each a director nominee of the TPG-Axon Group, to fill the newly-created directorships resulting from the increase in the size of the Board.

The Settlement Agreement provides, among other things, that:

•

Daniel W. Jordan will resign from his position as director effective on June 30, 2013. Another director will resign from his position on the Board effective on June 30, 2013 but only in the event Tom L. Ward (“Mr. Ward”) continues as Chief Executive Officer or Chairman of the Company, or as an officer or director of any subsidiary of the Company, on or after June 30, 2013. A second other director will resign from his position on the Board effective on June 30, 2012 but only in the event Mr. Ward continues as Chief Executive Officer, Chairman or director of the Company, or as an officer or director of any subsidiary of the Company, on or after June 30, 2013.

•

If the Company terminates Mr. Ward and Mr. Ward is no longer Chairman of the Board, on or before June 30, 2013, the Board will (i) accept the resignation of Mr. Jordan, (ii) accept the resignation of Mr. Ward as a member of the Board; provided that if Mr. Ward has not tendered such resignation, the Board will accept the resignation of the second other director, and (iii) adopt a resolution, effective as of June 30, 2013, to reduce the size of the Board from eleven to nine directors.

•

If Mr. Ward continues as Chief Executive Officer or Chairman, or as an officer or director of any subsidiary of the Company on or after June 30, 2013, the Board will (i) accept the resignations of Mr. Jordan and the two other directors, (ii) adopt a resolution, effective as of June 30, 2013, to reduce the size of the Board from eleven to nine directors, and (iii) appoint a director identified by the TPG-Axon Group to fill the vacancy on the Board resulting from the departure of Mr. Jordan.

•

If the Board terminates Mr. Ward or Mr. Ward resigns as Chief Executive Officer of the Company, the Board will (i) appoint James D. Bennett as interim Chief Executive Officer of the Company and (ii) appoint Jeffrey S. Serota as interim Chairman of the Board for a six month term.

•

Each member of the TPG-Axon Group agrees that it shall, and shall cause each of its respective affiliates to, immediately cease all efforts, direct or indirect, in furtherance of the TPG-Axon Consent Solicitation and shall not vote, deliver or otherwise use any consents that may have been received to date pursuant to the TPG-Axon Consent Solicitation.

•

TPG-Axon Partners, LP irrevocably withdraws its letter dated March 1, 2013 providing notice to the Company of its intent to present certain proposals and nominate certain individuals for election as directors of the Company at the 2013 Annual Meeting (the “TPG-Axon Stockholder Nomination”). Each member of the TPG-Axon Group shall, and shall cause each of its respective affiliates to, immediately cease all efforts, direct or indirect, in furtherance of the TPG-Axon Stockholder Nomination and any related solicitation in connection therewith.

•

For the period from the date of the Settlement Agreement through the date that is the earlier of (i) the date of the Company’s 2014 annual meeting of stockholders and (ii) the date on which the Company materially breaches its obligations under this Agreement, provided that (if such breach is curable) the Company has received 30 days’ prior written notice of such breach and such breach has not been cured prior to the expiration date of such 30 day period (the “Restricted Period”), each member of the TPG-Axon Group shall, and shall cause each of its respective affiliates to, comply with the terms of a customary standstill provision.

•

Until the end of the Restricted Period, each member of the TPG-Axon Group has agreed to cause all Voting Securities beneficially owned by them to be present and voted for all of the incumbent directors nominated or recommended by the Board at all meetings of the stockholders of the Company and in all solicitations of written consents of stockholders of the Company, and, at the 2013 Annual Meeting, to be voted in accordance with the Board’s recommendation on all other proposals of the Board set forth in the Company’s proxy statement to be filed in connection with the 2013 Annual Meeting of which the TPG-Axon Group has actual knowledge as of the date of the Settlement Agreement.

•

The Company shall reimburse the TPG-Axon Group for up to $3,500,000 of the reasonable and documented third party expenses incurred by the TPG-Axon Group in connection with the TPG-Axon Consent Solicitation, the TPG-Axon Stockholder Nomination, the Settlement Agreement and related matters.

The above summary is qualified in its entirety by reference to the full text of the Settlement Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignations from the Board of Directors

The Board has received the resignations of Daniel W. Jordan (“Mr. Jordan”) and two other directors from their respective positions as directors of the Company as described in Item 1.01 above. Such resignations will only be effective as described in Item 1.01 above. Item 1.01 above is incorporated herein by reference.

Appointments to the Board of Directors and Committees

Pursuant to the Settlement Agreement, on March 13, 2013 the Board appointed Stephen C. Beasley (“Mr. Beasley”), Edward W. Moneypenny (“Mr. Moneypenny”), Alan J. Weber (“Mr. Weber”) and Dan A. Westbrook (“Mr. Westbrook”, and together with Mr. Beasley, Mr. Moneypenny and Mr. Weber, the “New Directors”) to the Board, in each case effective as of March 14, 2013. Mr. Beasley and Mr. Moneypenny will serve as Class II directors, and Mr. Weber and Mr. Westbrook will serve as Class III directors.

Effective immediately upon their appointment to the Board, for the remainder of their respective terms (and thereafter subject to reconsideration by the Board), so long as the New Directors serve on the Board, such New Directors shall be offered the opportunity to serve on the committees of the Board as follows: (i) Mr. Beasley will serve as a member and chairman of the Compensation Committee, (ii) Mr. Weber will serve as a member and chairman of the Nominating and Governance Committee, (iii) Mr. Moneypenny will serve as a member of the Audit Committee, and (iv) Mr. Westbrook will serve as a member of the Nominating and Governance Committee. In connection with the foregoing, Mr. Jordan will resign as a member of the Compensation Committee.

In connection with the Settlement Agreement, the Board has established a Strategy and Planning Committee of the Board for the purpose of long term strategy and planning, including the undertaking (together with the Company’s senior management) of a comprehensive strategic review of general and administrative expenses of the Company for the purpose of reducing such expenses. The Board appointed the following directors to the Strategy and Planning Committee: (i) Mr. Westbrook as a member and chairman, (ii) Mr. Moneypenny as a member, (iii) Jeffrey S. Serota as a member, and (iv) Jim J. Brewer as a member.

Other than the Settlement Agreement, the Company is not aware of any other arrangement or understanding between any New Director and any other person pursuant to which any such New Director was appointed to the Board. Each of the New Directors will receive compensation as a non-employee director in accordance with the Company’s nonemployee director compensation practices described in the Company’s Consent Revocation Statement filed with the Securities and Exchange Commission on January 18, 2013, subject to the modification described below.

Non-Employee Director Compensation

Pursuant to the Settlement Agreement, the current annual compensation of each non-employee director of the Company (including each of the New Directors) will be reduced to $250,000.

Resignation of Mr. Grubb and Appointment of Mr. Bennett

Matthew K. Grubb, the Company’s President and Chief Operating Officer, has informed the Company of his intention to resign his positions with the Company in order to pursue other opportunities. Mr. Grubb’s resignation will be effective March 15, 2013.

The Board has appointed James D. Bennett as President effective as of March 15, 2013. Mr. Bennett will also continue to serve as the Company’s Chief Financial Officer.

Mr. Bennett, age 43, has served as the Company’s Executive Vice President and Chief Financial Officer since January 2011. From 2010 until he joined the Company, he was Managing Director for White Deer Energy, a private equity fund focused on the exploration and production, oilfield service and equipment, and midstream sectors of the oil and gas industry. From 2006 to December 2009, he was a Managing Director at GSO Capital Partners L.P. Mr. Bennett graduated with a Bachelor of Business Administration degree with a major in Finance from Texas Tech University in 1993. Mr. Bennett has served on the board of directors of the general partner of Cheniere Energy Partners L.P. and PostRock Energy Corporation.

Item 5.07 Submission of Matters to a Vote of Security Holders.

The TPG-Axon Consent Solicitation was terminated pursuant to the Settlement Agreement between the Company and the TPG-Axon Group as described in Item 1.01 above. Item 1.01 above is incorporated herein by reference.

Item 7.01 Regulation FD Disclosure.

On March 13, 2013, the Company issued a press release announcing its settlement with the TPG-Axon Group. The full text of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

Exhibit Number	Description

10.1	Settlement Agreement, dated March 13, 2013, by and among the TPG-Axon Group and SandRidge Energy, Inc.

99.1	Press Release of the Company, dated March 13, 2013.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 13, 2013	SANDRIDGE ENERGY, INC.

	By:	/s/ James D. Bennett
James D. Bennett
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

10.1	Settlement Agreement, dated March 13, 2013, by and among the TPG-Axon Group and SandRidge Energy, Inc.

99.1	Press Release of the Company, dated March 13, 2013.